Exhibit 99.1

   SERVICE CORPORATION INTERNATIONAL INITIATES QUARTERLY CASH DIVIDEND AND
                ANNOUNCES INCREASE IN SHARE REPURCHASE PROGRAM

     HOUSTON, Feb. 10 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), the world's largest funeral and cemetery company, today announced that its Board of Directors has approved the Company's initiation of a quarterly cash dividend of two and one-half cents per share of common stock. The first quarterly cash dividend is payable on April 29, 2005 to shareholders of record at the close of business on April 15, 2005. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

     Also today, the Company announced an increase in its share repurchase program authorizing the investment of an additional $100 million to repurchase its common stock. On August 16, 2004, the Company announced its initial share repurchase program of up to $100 million. On November 10, 2004, the Company announced the authorization of an additional $100 million. As of February 9, 2005, we had repurchased 28.8 million shares at a total cost of $195.0 million. The increase in the Company's share repurchase program announced today now allows the Company to invest approximately $105 million more to repurchase its common stock. The Company plans, subject to market conditions and normal trading restrictions, to make purchases from time to time in the open market or through privately negotiated transactions.

     Cautionary Statement on Forward-Looking Statements
     The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements

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include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results. There can be no assurance that we will buy any of our common stock under our share repurchase programs. Important factors that could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

     For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

     Service Corporation International, headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. We have an extensive network of businesses including 1,190 funeral service locations and 390 cemeteries in North America as of December 31, 2004. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
     -0-                             02/10/2005
     /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
     /Web site:  http://www.sci-corp.com /